                                                                     EXHIBIT 4.5


                          CONSENT AND FOURTH AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


                  THIS CONSENT AND FOURTH AMENDMENT dated as of December 31, 2001 (this "Amendment") to the Amended and Restated Loan and Security Agreement, dated as of July 10, 2000 (the "Loan Agreement"; capitalized terms defined therein shall have the same meanings when used herein unless otherwise defined herein), among each of the direct and indirect Subsidiaries of Grant Prideco, Inc. ("GPI") specified on Schedule 1 thereto (the "Borrowers"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Transamerica Business Capital Corporation, as successor to Transamerica Business Credit Corporation, as agent for the U.S. Lenders (the "Agent"), and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders (together with the Agent, the "Agents").

                                   WITNESSETH:

                  WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Loan Agreement, under which the U.S. Borrowers may, subject to the terms thereof, borrow U.S. Loans of up to US$100,000, 000;

                  WHEREAS, the Borrowers have requested that the Agents and the Lenders amend the Loan Agreement to increase the maximum amount of U.S. Loans that the U.S. Borrowers may borrow to US$125,000,000;

                  WHEREAS, GPI proposes to transfer its ownership of substantially all the outstanding shares of capital stock of Grant Prideco S.A. de C.V. to Pridecomex Holding S.A. de C.V. (the "Proposed Stock Transfer") and the Borrowers have requested that the Agents and the Lenders consent to the Proposed Stock Transfer; and

                  WHEREAS, certain new Subsidiaries and Affiliates of GPI have been formed since the execution of the Loan Agreement by the parties thereto.

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agents agree as follows:

                  SECTION 1. CONSENT. Section 7.2(e) of the Loan Agreement and
Section 4(c) of the Pledge Agreement prohibit the Borrowers and the Pledgors, respectively, from transferring any assets or Collateral (as defined in the Pledge Agreement) other than as specified therein, and the Borrowers request that the Lenders and the Agent consent to the Proposed Stock Transfer thereunder. Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 3 hereof, the Lenders and the Agents consent to the Proposed Stock Transfer.

                  SECTION 2. AMENDMENTS TO THE LOAN AGREEMENT. Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 3 hereof, the Loan Agreement is amended as follows:

                  (a) Section 2.4(a)(ii) of the Loan Agreement is amended by deleting "US$100,000,000" and substituting therefor "US$125,000,000."

                  (b) Section 4.4(a)(i) of the Loan Agreement is amended by deleting "US$100,000,000" and substituting therefor "US$125,000,000."

                  (c) Section 7.2(e)(v) of the Loan Agreement is amended by deleting the entire text thereof and substituting therefor the following text:

         "the license of patents, trademarks or copyrights to (a) any other Loan Party or Subsidiary thereof, or (b) any third party, so long as such license is non-exclusive;"

                  (d) Section 7.2(l) of the Loan Agreement is amended by deleting "the pledgor" each time it appears in clause (x) thereof and substituting therefor "such Borrower or Subsidiary".

                  (e) Section 11.1 of the Loan Agreement is amended by deleting "Transamerica Business Credit Corporation" each time it appears and substituting therefor "Transamerica Business Capital Corporation".

                  (f) Section 11.5 is amended by inserting in clause (i) of the first proviso thereto after "the Pro Rata Share" the following:

         "(other than as a result of an increase in the Commitments to an amount up to $150,000,000, which increase shall not require any further consent of the Lenders)".

                  (g) Schedule 2 (Commitments of Lenders) to the Loan Agreement is amended and restated in the form of Annex I hereto.

                  (h) Schedule 3 (Guarantors) to the Loan Agreement is amended and restated in the form of Annex II hereto.

                  (i) Schedule 6.1(g) (Ownership; Subsidiaries) to the Loan Agreement is amended by (1) deleting the names "Drill Tube International, Inc.", "Petro-Drive, Inc." and information relating to such names, and (2) adding the following to the end of such Schedule 6.1(g):

            Entity                   State or Country                % of Shares                  Shareholder
            ------                   ----------------                -----------                  -----------
Intellipipe, Inc.                        Delaware                       100%              Grant Prideco, Inc.

Intelliserve, Inc.                       Delaware                        50%              Intellipipe, Inc.

Grant Prideco PC Composites              Delaware                       100%              Grant Prideco Holding, LLC
Holdings, LLC

PC Composites, L.P.                        Texas                         1%               Grant Prideco PC
                                                                                          Composites Holdings, LLC

PC Composities, L.P.                       Texas                         49%              Grant Prideco USA, LLC

Plexus Deepwater                           Texas                         1%               Grant Prideco Holding, LLC
Technologies, Ltd.

Plexus Deepwater                           Texas                         99%              Grant Prideco USA, LLC
Technologies, Ltd.

         SECTION 3. CONDITIONS TO EFFECTIVENESS. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied, in the Agent's reasonable determination, on or before December 31, 2001:

                  (a) The Agent shall have received the following, each dated the date of delivery thereof or as of an earlier date acceptable to the Agent, in form and substance acceptable to the Agent:

                  (i) a counterpart of this Amendment, duly executed by each Borrower and acknowledged by each Guarantor;

                  (ii) an amended and restated promissory note payable to the order of each Lender, substantially in the form of Exhibit A, duly executed by each U.S. Borrower;

                  (iii) an amendment to the Pledge Agreement, duly executed by the Pledgors and Grant Prideco PC Composites Holdings, LLC, a Delaware limited liability company ("PC Composites LLC") and Intellipipe, Inc., a Delaware corporation ("Intellipipe"), pledging to the Agent for the ratable benefit of the Lenders (A) all the shares of capital stock of Intellipipe, and fifty percent (50%) of the shares of capital stock of Intelliserve, Inc., a Delaware corporation, together with all certificates representing such shares and undated stock powers therefor, duly executed in blank, (B) a one-hundred percent (100%) limited liability company interest in PC Composites LLC, (C) a one percent (1%) general partnership interest and a forty-nine percent (49%) limited partnership interest in PC Composites, L.P., a Texas limited partnership, and (D) and a one percent (1%) general partnership interest and a ninety-nine percent (99%) limited partnership interest in Plexus Deepwater Technologies, Ltd., a Texas limited partnership ("Plexus");

                  (iv) a Supplement to the Guaranty in the form of Annex I thereto (the "Guaranty Supplement"), duly executed by Intellipipe, PC Composites LLC and Plexus (collectively, the "New Loan Parties");

                  (v) a Supplement to the Contribution Agreement in the form of Annex I thereto (the "Contribution Agreement Supplement"), duly executed by each New Loan Party;

                  (vi) a good standing certificate for Intellipipe and PC Composites LLC from the Secretary of State of Delaware;

                  (vii) a good standing certificate for Plexus from the Secretary of State of Texas;

                  (viii) a certificate of a Responsible Officer of the Administrative Borrower certifying that (A) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (and subject to the delivery to the Agent of updated schedules to the Loan Agreement as provided in Section 6.3 thereof) on and as of the date of such certificate as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing;

                  (ix) copies of the Governing Documents of each New Loan Party and a copy of the resolutions of the Board of Directors (or similar evidence of authorization) of each New Loan Party authorizing the execution, delivery and performance of the Guaranty Supplement and the Contribution Agreement Supplement, and the transactions contemplated thereby, attached to which is a certificate of the Secretary or an Assistant Secretary of the applicable New Loan Party certifying (A) that such copies of the Governing Documents and resolutions (or similar evidence of authorization) of such New Loan Party are true, complete and accurate copies thereof, have not been amended or modified since the date of such certificate and are in full force and effect and (B) the incumbency, names and true signatures of the officers of such New Loan Party authorized to sign the Loan Documents to which such Loan Party is a party; and

                  (x) such other agreements, instruments, documents and evidence as the Agent deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby;

                  (b) the Agent shall have filed (i) Uniform Commercial Code amendments naming the Agent as secured party and each of GPI, Grant Prideco Holding, LLC and Grant Prideco USA, LLC as debtors and (ii) Uniform Commercial Code financing statements naming the Agent as secured party and each of Intellipipe and PC Composites LLC as debtors in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens created under the Pledge Agreement; and

                  (c) the Borrowers shall have reimbursed the Agent for all fees, costs and expenses (including, without limitation, the fees and expenses of Luskin, Stern & Eisler LLP) incurred by the Agent in connection with the preparation, negotiation, approval, execution and delivery of this Amendment.

         SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) On and after the date hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended above, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Agent or any Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

                  (d) This Amendment shall constitute a Loan Document.

         SECTION 5. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original, manual counterpart.

         SECTION 6. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions other than section 5-1401 of the New York General Obligations
Law) and decisions of the State of New York.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its (or its general partner's or managing member's) proper and duly authorized officer as of the date first set forth above.

                                        U.S. BORROWERS

                                        GRANT PRIDECO, LP

                                        By:   Grant Prideco Holding, LLC,
                                              its general partner


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        XL SYSTEMS, L.P.


                                        By: Grant Prideco Holding, LLC,
                                        its general partner


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President


                                        TEXAS ARAI, INC.


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President


                                        TUBE-ALLOY CORPORATION


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        STAR OPERATING COMPANY


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President


                                        CDN. BORROWER


                                        GRANT PRIDECO CANADA LTD.


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Secretary


                                        U.S. LENDERS


                                        TRANSAMERICA BUSINESS CAPITAL
                                         CORPORATION, as successor to
                                        Transamerica Business Credit Corporation


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BANK OF AMERICA, N.A.


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Louis M. Alexander
                                           Senior Vice President


                                        THE CHASE MANHATTAN BANK


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Robert J. Arth
                                           Vice President

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Dennis M. Hansen
                                           Senior Vice President


                                        CDN. LENDER


                                        TRANSAMERICA COMMERCIAL
                                        FINANCE CORPORATION, CANADA

                                        By: Transamerica Business Capital
                                        Corporation, as Attorney-in-Fact


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Name:
                                           Title:


                                        AGENT


                                        TRANSAMERICA BUSINESS CAPITAL
                                        CORPORATION, as successor to
                                        Transamerica Business Credit Corporation


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CDN. AGENT


                                        TRANSAMERICA COMMERCIAL
                                        FINANCE CORPORATION, CANADA

                                        By: Transamerica Business Capital
                                        Corporation, as Attorney-in-Fact


                                        By: /s/ AUTHORIZED SIGNATORY
                                           -------------------------------------
                                           Name:
                                           Title:

ACKNOWLEDGED AND AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:

GRANT PRIDECO, INC.


By: /s/ PHILIP A. CHOYCE
   ---------------------------------
   Philip A. Choyce
   Vice President

GRANT PRIDECO USA, LLC


By: /s/ DAVE WEIGEL
   ---------------------------------
   Name: Dave Weigel
   Title: President

XL SYSTEMS INTERNATIONAL, INC.


By: /s/ PHILIP A. CHOYCE
   --------------------------------
   Philip A. Choyce
   Vice President

TA INDUSTRIES, INC.


By: /s/ PHILIP A. CHOYCE
   ---------------------------------
   Philip A. Choyce
   Vice President

GRANT PRIDECO HOLDING, LLC


By: /s/ PHILIP A. CHOYCE
   ---------------------------------
   Philip A. Choyce
   Vice President

GP EXPATRIATE SERVICES, INC.


By: /s/ PHILIP A. CHOYCE
   ---------------------------------
   Philip A. Choyce
   Vice President

TUBE-ALLOY CAPITAL CORPORATION

By: /s/ PHILIP A. CHOYCE
   -----------------------------------------
Philip A. Choyce
Vice President


INTELLIPIPE, INC.


By: /s/ PHILIP A. CHOYCE
   -----------------------------------------
Philip A. Choyce
Vice President

GRANT PRIDECO PC COMPOSITES HOLDINGS, LLC


By: /s/ PHILIP A. CHOYCE
   -----------------------------------------
Philip A. Choyce
Vice President

PLEXUS DEEPWATER TECHNOLOGIES, LTD.

By: Grant Prideco Holding, LLC,
its general partner


By: /s/ PHILIP A. CHOYCE
   -----------------------------------------
Philip A. Choyce
Vice President

                                                                       EXHIBIT A

                               [Form of U.S. Note]

                                                                         ANNEX I

                                                                      SCHEDULE 2

                             COMMITMENTS OF LENDERS

                                                                                                   Cdn. Loan and Cdn.
                                                               U.S. Loan and U.S. Letter            Letter of Credit
                        Lenders                                   of Credit Commitment                Commitment
--------------------------------------------------------- ---------------------------------- -------------------------------
Transamerica Business Credit Corporation                            US$40,000,000                         -0-
Address:
555 Theodore Fremd Avenue
Suite C-301
Rye, New York  10580
Telecopier: (914) 921-0110
Attn.: Mr. Steven R. Fischer

Bank of America, N.A.                                               US$35,000,000                         -0-
Address:
40 East 52nd Street
New York, New York  10022
Telecopier: (212) 836-5169
Attn.: Mr. Louis Alexander

The Chase Manhattan Bank                                            US$25,000,000                         -0-
Address:
600 Fifth Avenue, Fourth Floor
New York, New York  10020-2302
Telecopier: (212) 332-4299
Attn.: Mr. Robert J. Arth

Fleet Capital Corporation                                            US$25,000,000                        -0-
5950 Sherry Lane, Suite 300
Dallas, TX  75225
Telecopier: (214) 706-7066
Attn.: Loan Administration Manager

Transamerica Commercial Finance Corporation, Canada                      -0-                        US$7,000,000(1)
Address:201 City Centre Drive,                                                                   (or Equivalent Amount)
Suite 500
Mississauga, Ontario
CANADA L5B 2T4
Telecopier: (905) 273-7864
Attn.: Mr. Peter D. Kelley


--------
(1) The Cdn. Commitments are a sublimit of the U.S. Commitments.

                                                                        ANNEX II

                                                                      SCHEDULE 3

                                   Guarantors

1.       Grant Prideco, Inc., a Delaware corporation.

2.       Grant Prideco Holding, LLC, a Delaware limited liability company.

3.       XL Systems International, Inc., a Delaware corporation.

4.       TA Industries, Inc., a Delaware corporation.

5.       Tube-Alloy Capital Corporation, a Texas corporation.

6.       GP Expatriate Services, Inc., a Delaware corporation.

7.       Grant Prideco USA, LLC, a Delaware limited liability company.

8.       Intellipipe, Inc., a Delaware corporation.

9. Grant Prideco PC Composites Holdings, LLC, a Delaware limited liability company.

10.      Plexus Deepwater Technologies, Ltd., a Texas limited partnership.